EX‑35.1

(logo) WELLS      Commercial Mortgage Servicing

            FARGO   D1086-120, 12th Floor

                             550 South Tryon Street

                             Charlotte, NC 28202

                             1-800-326-1334

Morgan Stanley Capital I Inc.

1585 Broadway

New York, New York 10036

Attention: Stephen Holmes

ANNUAL STATEMENT OF COMPLIANCE

Reference is hereby made to that certain Pooling and Servicing Agreement d a t e d as of February 1, 2013, by and among Banc of America Merrill Lynch Commercial Mortgage Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, Certificate Administrator, Certificate Registrar, Authenticating Agent and Custodian, NS Servicing II, LLC as Special Servicer, Situs Holdings, LLC, as Trust Advisor and U.S. Bank, National Association as Trustee, with respect to Commercial Mortgage Pass-Through Certificates Series 2013-C8 (the "Agreement"). Capitalized terms used herein not otherwise defined shall have the meanings assigned in the Agreement.

Pursuant to Section 13.9 of the Agreement, I, Daniel Bober, Executive Vice President of

    Commercial Mortgage Services do hereby certify that:

1.        A review of the activities of the Master Servicer during the period from January 1,2014 through December 31, 2014 (the “Reporting Period”), and of its performance per the Agreement during such period has been made under my supervision, and

2.        To the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 6thday of March 2015.

           /s/ Daniel Bober

           Daniel Bober

           Executive Vice President

           Wells Fargo Bank

Wells Fargo Bank, N.A.                                                                                                                                                                                                                                                                                                                                             Together we’ll go far